Exhibit 99.1

ChineseInvestors.com, Inc. Launches Bitcoin Multimillionaire, the First Daily Video Cryptocurrency Newscast in the Chinese Language, with Plans to Launch a New Cryptocurrency Website Under the Domain “newcoin168.com”

SAN GABRIEL, CA (October 10, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that the Company has launched the first cryptocurrency daily video newscast in the Chinese language, entitled Bitcoin Multimillionaire, broadcast from the NYSE. The video newscast covers timely information and analysis regarding all aspects of the emerging digital currency world, including specific cryptocurrencies, such as Bitcoin and Ethereum, industry trends, price movement, blockchain technology, and sector-related stocks and ETFs listed on major exchanges and the OTC market.

“Many Chinese investors are seeking information and education related to the cryptocurrency sector,” says Warren Wang, founder and CEO of CIIX. “Moreover, in response to the growing popularity of cryptocurrencies and ICOs, governments around the world, including but not limited to, the United States, China, Japan, South Korea and Switzerland are weighing in and/or enacting regulatory policies regarding cryptocurrencies and ICOs. In the United States, Goldman Sachs Group Inc. recently announced that it is considering a new trading operation dedicated to bitcoin and other digital currencies.”

In addition, CIIX also has plans to launch a new cryptocurrency website under the domain name newcoin168.com to serve Chinese cryptocurrency investors. The site, expected to launch next month, will endeavor to be a leader in digital media and cryptocurrency and blockchain technology education providing straightforward explanations of cryptocurrency basics, trading guidelines, real-time market commentary and analysis regarding currency mining, blockchain technology, industry hotspots, sector-related stock trends and ETFs, and other strategies and opportunities to capitalize on the bitcoin market.

“After the recent launch of our Bitcoin Multimillionaire daily video newscast, the Company has decided to further expand its presence in the digital currency sector,” says Wang. “Similar to U.S. stocks, as the price of digital currency, such as Bitcoin, continues to increase, Chinese people all over the world are taking notice and seeking access to timely information regarding market trends, news, and analysis. We look forward to being the premier source for this information.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

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